                                                                    EXHIBIT 99.1

                                CARLING BREWERS

         COMBINED FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR'S REPORT
                                 2 OCTOBER 1999
                                 26 AUGUST 2000
                                30 DECEMBER 2000
                                29 DECEMBER 2001

                                    CONTENTS

                                                              PAGE
                                                              ----
Independent Auditor's Report................................    1
Combined Profit and Loss Accounts...........................    2
Combined Balance Sheets.....................................    3
Combined Cash Flow Statements...............................    4
Combined Statements of Total Recognised Gains and Losses....    5
Reconciliation of Movements in Net Investment...............    5
Notes to the Combined Financial Statements..................    6

                          INDEPENDENT AUDITOR'S REPORT

To The Board of Directors of Coors Holdings Limited (previously named Bass Holdings Limited)

     We have audited the accompanying combined balance sheets of Carling Brewers (as defined in note 1 of the combined financial statements) as at 2 October 1999, 26 August 2000, 30 December 2000 and 29 December 2001 and the related combined profit and loss accounts, combined cash flow statements, combined statements of total recognised gains and losses and reconciliations of movements in net investment for the 53 week period ended 2 October 1999, the 47 week period ended 26 August 2000, the 18 week period ended 30 December 2000 and the 52 week period ended 29 December 2001. These combined financial statements are the responsibility of the management of Carling Brewers. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom and the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Carling Brewers as at 2 October 1999, 26 August 2000, 30 December 2000 and 29 December 2001, and the results of its combined operations and its combined cash flows for the 53 week period ended 2 October 1999, the 47 week period ended 26 August 2000, the 18 week period ended 30 December 2000 and the 52 week period ended 29 December 2001, in conformity with generally accepted accounting principles in the United Kingdom.

     Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations for the 47 week period ended 26 August 2000, the 18 week period ended 30 December 2000 and the 52 week period ended 29 December 2001 and net investment as at 26 August 2000, 30 December 2000 and 29 December 2001, to the extent summarised in Note 21 of the combined financial statements.

KPMG Audit Plc
Chartered Accountants
London, England                                                    17 April 2002

                       COMBINED PROFIT AND LOSS ACCOUNTS
FOR THE 53 WEEK PERIOD ENDED 2 OCTOBER 1999, THE 47 WEEK PERIOD ENDED 26 AUGUST 2000, THE 18 WEEK PERIOD ENDED 30 DECEMBER 2000 AND THE 52 WEEK PERIOD ENDED 29
                                 DECEMBER 2001

                                                                     PERIOD ENDED
                                                  ---------------------------------------------------
                                                  2 OCTOBER    26 AUGUST    30 DECEMBER   29 DECEMBER
                                                     1999         2000         2000          2001
                                           NOTE   (53 WEEKS)   (47 WEEKS)   (18 WEEKS)    (52 WEEKS)
                                           ----   ----------   ----------   -----------   -----------
                                                                   (L IN MILLIONS)
Turnover.................................           1,673.0      1,475.8       639.0        1,751.6
Costs and overheads, less other income...   4      (1,541.7)    (1,421.0)     (597.8)      (1,622.9)
                                                   --------     --------      ------       --------
OPERATING PROFIT.........................             131.3         54.8        41.2          128.7
Income from interests in associated
  undertakings...........................              12.2         12.0         5.4           12.7
                                                   --------     --------      ------       --------
PROFIT ON ORDINARY ACTIVITIES BEFORE
  INTEREST...............................             143.5         66.8        46.6          141.4
Interest receivable......................               1.2          1.2         1.8            3.5
Interest payable (affiliates)............   6            --         (0.6)      (21.7)         (45.5)
                                                   --------     --------      ------       --------
PROFIT ON ORDINARY ACTIVITIES BEFORE
  TAXATION...............................             144.7         67.4        26.7           99.4
Tax on profit on ordinary activities.....   7         (43.9)       (21.8)       (9.6)         (28.8)
                                                   --------     --------      ------       --------
NET PROFIT FOR THE PERIOD................             100.8         45.6        17.1           70.6
                                                   ========     ========      ======       ========

     All results presented above are attributable to continuing operations.

    Notes on pages 6 to 28 form an integral part of these combined financial statements.

                            COMBINED BALANCE SHEETS
    AT 2 OCTOBER 1999, 26 AUGUST 2000, 30 DECEMBER 2000 AND 29 DECEMBER 2001

                                                       AT          AT           AT            AT
                                                    2 OCTOBER   26 AUGUST   30 DECEMBER   29 DECEMBER
                                             NOTE     1999        2000         2000          2001
                                             ----   ---------   ---------   -----------   -----------
                                                                     (L IN MILLIONS)
FIXED ASSETS
Tangible fixed assets......................    8      351.0       330.8        319.0         308.1
Fixed asset investments....................    9      230.7       175.4        171.2         152.2
                                                     ------      ------       ------        ------
                                                      581.7       506.2        490.2         460.3
                                                     ======      ======       ======        ======
CURRENT ASSETS
Stocks.....................................   10       88.4        75.7         81.9          92.0
Debtors (net)..............................   11      285.2       350.0        350.7         372.9
Cash at bank and in hand...................   19       35.5        49.5         53.7          39.8
                                                     ------      ------       ------        ------
                                                      409.1       475.2        486.3         504.7
Creditors: amounts falling due within one
  year.....................................   12     (291.8)     (299.1)      (315.2)       (324.7)
                                                     ------      ------       ------        ------
NET CURRENT ASSETS.........................           117.3       176.1        171.1         180.0
                                                     ======      ======       ======        ======
TOTAL ASSETS LESS CURRENT LIABILITIES......           699.0       682.3        661.3         640.3
Creditors: amounts falling due after more
  than one year (affiliates)...............   13     (941.8)     (826.0)      (780.4)       (691.9)
PROVISIONS FOR LIABILITIES AND CHARGES.....   14      (36.1)      (26.5)       (35.0)        (43.0)
                                                     ------      ------       ------        ------
NET LIABILITIES............................          (278.9)     (170.2)      (154.1)        (94.6)
                                                     ======      ======       ======        ======
NET INVESTMENT.............................          (278.9)     (170.2)      (154.1)        (94.6)
                                                     ======      ======       ======        ======

    Notes on pages 6 to 28 form an integral part of these combined financial statements.

                         COMBINED CASH FLOW STATEMENTS
FOR THE 53 WEEK PERIOD ENDED 2 OCTOBER 1999, THE 47 WEEK PERIOD ENDED 26 AUGUST 2000, THE 18 WEEK PERIOD ENDED 30 DECEMBER 2000 AND THE 52 WEEK PERIOD ENDED 29
                                 DECEMBER 2001

                                                                     PERIOD ENDED
                                                  ---------------------------------------------------
                                                  2 OCTOBER    26 AUGUST    30 DECEMBER   29 DECEMBER
                                                     1999         2000         2000          2001
                                           NOTE   (53 WEEKS)   (47 WEEKS)   (18 WEEKS)    (52 WEEKS)
                                           ----   ----------   ----------   -----------   -----------
                                                                    (L IN MILLIONS)
CASH FLOW FROM OPERATING ACTIVITIES......   18       158.5        131.8         59.4         196.8
DIVIDEND FROM ASSOCIATED UNDERTAKINGS....              8.2         13.0          0.5           7.4
RETURNS ON INVESTMENTS AND SERVICING OF
  FINANCE
Interest paid............................               --         (0.6)       (15.0)        (44.1)
Interest received........................              1.2          1.2          1.8           3.5
                                                    ------       ------       ------        ------
NET CASH INFLOW/(OUTFLOW) FROM RETURNS ON
  INVESTMENTS AND SERVICING OF FINANCE...              1.2          0.6        (13.2)        (40.6)
TAXATION
UK corporation tax paid..................            (28.3)       (58.8)        (6.2)        (20.5)
CAPITAL EXPENDITURE AND FINANCIAL
  INVESTMENT
Property and plant purchased.............            (73.2)       (47.4)       (16.7)        (71.1)
Investments purchased and trade loans
  advanced...............................            (44.8)       (55.8)       (12.9)        (28.2)
Property and plant sold..................             15.8          4.7          1.3           5.7
Investments sold and trade loans
  realised...............................             70.2         81.9         18.8          47.7
                                                    ------       ------       ------        ------
NET CASH OUTFLOW FROM CAPITAL EXPENDITURE
  AND FINANCIAL INVESTMENT...............            (32.0)       (16.6)        (9.5)        (45.9)
                                                    ------       ------       ------        ------
NET CASH INFLOW BEFORE MANAGEMENT OF
  LIQUID RESOURCES AND FINANCING.........            107.6         70.0         31.0          97.2
MANAGEMENT OF LIQUID RESOURCES AND
  FINANCING
Capital element of finance lease
  repayments.............................             (1.2)        (1.0)          --            --
Movement on short-term financing from
  other Interbrew businesses.............               --           --         20.0         (20.0)
Movement on long-term financing due to
  Bass/ Interbrew........................             (0.5)      (115.8)       (45.6)        (88.5)
New loans from other Bass businesses.....              9.9           --           --            --
Distributions to and contributions from
  parent undertakings....................            (95.4)        63.1         (1.0)        (11.1)
                                                    ------       ------       ------        ------
                                                     (87.2)       (53.7)       (26.6)       (119.6)
Movement in liquid resources.............   19          --         (2.3)        (0.2)          8.5
                                                    ------       ------       ------        ------
NET CASH OUTFLOW FROM MANAGEMENT OF
  LIQUID RESOURCES AND FINANCING.........            (87.2)       (56.0)       (26.8)       (111.1)
                                                    ------       ------       ------        ------
INCREASE/(DECREASE) IN CASH IN THE
  PERIOD.................................             20.4         14.0          4.2         (13.9)
                                                    ======       ======       ======        ======
RECONCILIATIONS OF NET CASH FLOW TO
  MOVEMENT IN NET DEBT
Increase/(decrease) in cash in the
  period.................................             20.4         14.0          4.2         (13.9)
Net cash (inflow)/outflow from debt
  financing and movement on liquid
  resources..............................             (8.2)       119.1         25.8         100.0
                                                    ------       ------       ------        ------
MOVEMENT IN NET DEBT IN THE PERIOD.......             12.2        133.1         30.0          86.1
NET DEBT AT THE START OF THE PERIOD......   19      (893.5)      (881.3)      (748.2)       (718.2)
                                                    ------       ------       ------        ------
NET DEBT AT THE END OF THE PERIOD........   19      (881.3)      (748.2)      (718.2)       (632.1)
                                                    ======       ======       ======        ======

    Notes on pages 6 to 28 form an integral part of these combined financial statements.

            COMBINED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

                                                                    PERIOD ENDED
                                                 ---------------------------------------------------
                                                 2 OCTOBER    26 AUGUST    30 DECEMBER   29 DECEMBER
                                                    1999         2000         2000          2001
                                                 (53 WEEKS)   (47 WEEKS)   (18 WEEKS)    (52 WEEKS)
                                                 ----------   ----------   -----------   -----------
                                                                   (L IN MILLIONS)
PROFIT EARNED FOR THE PERIOD*..................    100.8         45.6         17.1          70.6
Unrealised surplus on revaluation of fixed
  assets.......................................      0.6           --           --            --
                                                   -----         ----         ----          ----
TOTAL RECOGNISED GAINS AND LOSSES RELATING TO
  THE PERIOD...................................    101.4         45.6         17.1          70.6
                                                   =====         ====         ====          ====
*INCLUDES THE FOLLOWING IN RESPECT OF
  ASSOCIATED UNDERTAKINGS:
PROFIT EARNED FOR THE PERIOD...................      8.5          8.4          3.8           8.9
                                                   =====         ====         ====          ====

                 RECONCILIATION OF MOVEMENTS IN NET INVESTMENT

                                                                    PERIOD ENDED
                                                 ---------------------------------------------------
                                                 2 OCTOBER    26 AUGUST    30 DECEMBER   29 DECEMBER
                                                    1999         2000         2000          2001
                                                 (53 WEEKS)   (47 WEEKS)   (18 WEEKS)    (52 WEEKS)
                                                 ----------   ----------   -----------   -----------
                                                                   (L IN MILLIONS)
NET PROFIT FOR THE PERIOD......................     100.8         45.6         17.1          70.6
Distributions to and contributions from parent
  undertakings.................................     (95.4)        63.1         (1.0)        (11.1)
Other recognised gains.........................       0.6           --           --            --
                                                   ------       ------       ------        ------
NET ADDITION TO/(REDUCTION IN) NET
  INVESTMENT...................................       6.0        108.7         16.1          59.5
Net investment at the start of the period......    (284.9)      (278.9)      (170.2)       (154.1)
                                                   ------       ------       ------        ------
NET INVESTMENT AT THE END OF THE PERIOD........    (278.9)      (170.2)      (154.1)        (94.6)
                                                   ======       ======       ======        ======

    Notes on pages 6 to 28 form an integral part of these combined financial statements.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

1  BASIS OF PREPARATION

  BASIS OF PREPARATION

     These combined financial statements have been prepared in conformity with generally accepted accounting principles in the United Kingdom ("UK GAAP") on a carve-out basis, by combining the assets, liabilities and results of operations of the English, Scottish and Welsh brewing activities ("Carling Brewers" or "the Business") which, until 26 August 2000, were owned by Bass PLC. On 26 August 2000, Interbrew SA/NV ("Interbrew") acquired Carling Brewers, along with other businesses, from Bass PLC and, on 2 February 2002, Interbrew sold the English and Welsh portion of Carling Brewers to Adolph Coors Company ("Coors"). Thus, although the Scottish brewing activities were not included in the sale to Coors, the assets and liabilities and results of operations for such activities are included in the combined financial statements as, historically, Carling Brewers, including the Scottish brewing activities, have been managed and operated on a combined basis.

     The amounts presented in the combined financial statements are based on historical costs of Bass PLC (as modified by certain property revaluations) and, thus, do not reflect any adjustments resulting from the acquisition of the businesses from Bass PLC by Interbrew on 26 August 2000. Note 21, "Reconciliation to US GAAP" reflects adjustments to the historical information resulting from the allocation of a portion of Interbrew's acquisition cost to Carling Brewers as required under generally accepted accounting principles in the United States ("US GAAP").

     Carling Brewers is not a separate legal entity and has not been separately financed. A full listing of the companies included in the combined financial statements is set forth in note 22. Additionally, certain brands held by an additional operating entity also are included in the Business and are therefore included in the combined financial statements.

     Intra-Business transactions and balances have been eliminated from the combined financial statements.

     The combined financial statements for the periods presented may not necessarily be indicative of the results of operations, financial position and cash flows of the Business had it operated as a separate independent company or group of companies, nor are they an indicator of future performance.

  DESCRIPTION OF BUSINESS

     The principal activities of the Business consist of malting, brewing and bottling of malt-based beverages and the supply of beer, wines and spirits and soft drinks to the licensed on-trade and off-trade markets.

  HISTORIC OWNERSHIP

     Until 26 August 2000, the Business was consolidated into the group of companies headed by Bass PLC ("Bass"), incorporated in England and Wales. Effective on 26 August 2000, the entire share capital of Bass Holdings Limited, the parent company of the Business and certain intangible assets held by other Bass companies, were purchased by Interbrew. Due to restrictions imposed by the UK government, no integration of the activities of the Business with those of Interbrew was possible for the period of Interbrew ownership.

  INDEBTEDNESS AND INTEREST

     In all periods under review, the Business was funded by the parent undertakings. Under Bass PLC ownership, intercompany funding was not formally allocated to the brewing operations. For the periods prior to 26 August 2000 the combined financial statements therefore include the level of debt allocated to the Business at 26 August 2000 adjusted for payments made by the Business prior to that date. No interest was charged by Bass PLC on funding balances during this period, therefore no interest charge on parent company funding has been included for the periods prior to 26 August 2000 in the accompanying combined financial statements.

Under Interbrew ownership formal intercompany loan agreements were put in place and interest charged at the same rate that Interbrew were paying to their financiers.

     This capital structure and related interest expense may not necessarily be indicative of the situation had the Business been operated on a stand-alone basis.

  MANAGEMENT CHARGES

     Prior to 26 August 2000, costs incurred by Bass PLC were allocated to the Business on the basis of cost of the service provided where separately identifiable, or otherwise on an estimation of attributable cost based on the net assets of the Business as a proportion of Bass PLC's total consolidated net assets. Management believe that this basis of allocation was reasonable.

     As noted above, from 26 August 2000, due partly to restrictions imposed by the UK Government, Interbrew could not embark on its integration plans for the Business with its other brewing businesses. As a result, management services previously provided by Bass PLC were replaced by additional internal resources and no services were provided by Interbrew.

     The management charge was L4.7m for the 53 week period ended 2 October 1999, L4.8m for the 47 week period ended 26 August 2000 and Lnil thereafter.

  PENSIONS

     Prior to 26 August 2000, the participation of employees of the Business in Bass's pension plans has been treated as participation in various multi-employer plans. Pension costs charged to the Business therefore comprise only contributions made to these plans. The charges included in the accompanying combined financial statements for those periods reflect the arrangements under Bass PLC ownership and are therefore not necessarily indicative of the pension costs the Business may have incurred as a separate independent company.

     After 26 August 2000, the Business established the Bass Brewers Pension Plan. This is a defined benefit plan for which the combined financial statements reflect defined benefit plan accounting.

  RELATED PARTIES

     Disclosure of related party contracts, transactions and balances is given in note 20 to the combined financial statements. The Business has a number of short-term balances with other Bass/Interbrew group entities throughout the financial periods under review. These balances arise from trading transactions and services, short term financing transactions or other items and have been aggregated and presented in the combined financial statements as amounts owed to, or due from, other Bass/Interbrew businesses.

  TAXATION

     The tax charge for the Business has been calculated as if the Business had filed separate tax returns during all periods presented.

     The tax charge, tax position and tax cash flows in the combined financial statements may not necessarily be indicative of the actual results had the Business been on a stand-alone basis.

  NET INVESTMENT

     The difference between assets and liabilities allocated to the Business is shown as net investment within the combined financial statements.

  CHANGE IN FISCAL YEAR

     After the acquisition by Interbrew on 26 August 2000, the Business changed its fiscal year from a 52/53 week period ending on or around 30 September to a 52/53 week period ending on or around 31 December to conform to Interbrew's fiscal year end.

     Accordingly, the combined financial statements have been prepared for the 53 week period ended 2 October 1999, the 47 week period ended 26 August 2000, the 18 week period ended 30 December 2000 and the 52 week period ended 29 December 2001.

2  SIGNIFICANT ACCOUNTING POLICIES

     The following accounting policies have been applied consistently throughout the period under review in dealing with items which are considered to be material in relation to the combined financial information set out herein.

  (A) BASIS OF ACCOUNTING

     These combined financial statements have been prepared under the historical cost convention, as modified by the revaluation of certain property, in accordance with UK accounting standards applicable for those periods presented.

  (B) INVESTMENTS

     Fixed asset investments (comprising investments, equity interest in associated undertakings and trade loans) are stated individually at cost less any provisions for diminution in value.

     The Business has equity accounted for associated undertakings in which it owns between 20% and 50% of the allotted share capital and over which it exerts significant influence.

  (C) INTANGIBLE FIXED ASSETS

     Internally generated brands are not capitalised.

  (D) LEASES

     Assets held under finance leases are capitalised in the balance sheet within tangible fixed assets and are depreciated over the shorter of the lease period or their estimated useful life. The capital element of future lease payments is included in borrowings. The interest element of the lease obligations is charged to the profit and loss account on an accruals basis.

     Operating lease rentals are charged to the profit and loss account on a straight-line basis over the term of the lease.

  (E) RESEARCH AND DEVELOPMENT

     Expenditure on research and development is charged to the profit and loss account as incurred.

  (F) STOCKS

     Stocks are stated at the lower of cost (on a first-in, first-out basis, including an appropriate element of production overhead cost) and net realisable value.

  (G) TANGIBLE FIXED ASSETS AND DEPRECIATION

     (i) Freehold and leasehold properties are stated at cost or valuation, less depreciation where relevant. All other fixed assets are stated at cost less depreciation.

     (ii) Freehold land is not depreciated.

     (iii) Freehold properties are depreciated over 20 years, with the exception of breweries and maltings, which are depreciated over 25 years.

     (iv) Short leasehold properties are amortised over the term of the lease.

     (v) Cost of other categories of tangible fixed assets is spread, by equal installments, over the estimated useful lives of the relevant assets as follows:

Plant and machinery.........................................   4 - 15 years
Fixtures and fittings.......................................   2 - 7 years

     (vi) On adoption of FRS 15 "Tangible Fixed Assets", the Company has followed the transitional arrangements to retain the book value of properties, which were revalued in the year ended 2 October 1999, and not to adopt a policy of further revaluations. Previous valuation surpluses realised on sale are transferred from the revaluation reserve to the profit and loss account reserve. Where a permanent diminution in value of an individual property is identified, the deficit is eliminated against any revaluation reserve in respect of that property, with any excess being charged to the profit and loss account.

  (H) TAXATION

     Full provision is made for deferred tax assets and liabilities arising from timing differences between the recognition of gains and losses in the combined financial statements and their recognition for taxation purposes in a tax computation. Deferred tax is recognised in the profit and loss account for the period, except to the extent that it is attributable to a gain or loss that is or has been recognised in the statement of total recognised gains and losses in which case the related deferred tax is also included in the statement of recognised gains and losses. Deferred tax assets and liabilities are not discounted and therefore do not reflect the time value of money.

  (I) TURNOVER

     Turnover represents sales (excluding VAT and similar taxes and intra-Business transactions) of goods and services, net of discounts, provided in the normal course of business. Revenue is recognised when goods or services are shipped to the customer.

  (J) PENSIONS

     For periods prior to 26 August 2000 the participation of the Business in Bass PLC's pension plans have been treated as various multi-employer plans. Therefore, the amount charged reflects the contributions paid.

     Subsequent to 26 August 2000 the cost of providing pension benefits, both regular pension cost and variations in regular pension cost, is charged to the profit and loss account over the average expected service lives of current employees. Differences between the amount charged in the profit and loss account and the payment made to the plans are treated as either provisions or prepayments in the balance sheet.

  (K) FOREIGN CURRENCIES

     Transactions in foreign currencies are recorded at the exchange rates ruling on the dates of the transactions, adjusted for the effects of any hedging arrangements. Assets and liabilities denominated in foreign currencies are translated into sterling at the relevant rates of exchange ruling at the balance sheet date.

     The results of overseas operations are translated into sterling at weighted average rates of exchange for the period. Exchange differences arising from the retranslation of opening net assets denominated in foreign currencies and foreign currency borrowings and currency swap agreements used to hedge those assets are taken directly to reserves. All other exchange differences are taken to the profit and loss account.

  (L) GOING CONCERN

     Having considered the results and financial position of the Business, the directors of Coors Holdings Limited believe it appropriate to prepare the combined financial statements of the Business on a going concern basis.

3  SEGMENTAL INFORMATION

     The Business operates in one class of business; this being the manufacture and distribution of beer.

     All trading activities are conducted in Great Britain.

4  COSTS AND OVERHEADS, LESS OTHER INCOME

                                                                     PERIOD ENDED
                                                  ---------------------------------------------------
                                                  2 OCTOBER    26 AUGUST    30 DECEMBER   29 DECEMBER
                                                     1999         2000         2000          2001
                                                  (53 WEEKS)   (47 WEEKS)   (18 WEEKS)    (52 WEEKS)
                                                  ----------   ----------   -----------   -----------
                                                                    (L IN MILLIONS)
Raw materials and consumables...................     497.2        438.6        208.6          568.6
Excise duty on own products.....................     572.8        529.8        223.5          607.1
Staff costs (see note 5)........................     122.7        112.8         47.0          122.0
Depreciation and gains and losses on the sale of
  tangible fixed assets.........................      71.1         62.9         27.1           76.3
Provisions against fixed asset investments and
  trade loans...................................       7.6         24.6          1.6            0.9
Maintenance and repairs.........................      22.5         23.9          5.8           20.4
Advertising costs...............................      17.7         16.3          5.7           26.4
Other charges...................................     232.3        209.6         65.9          202.9
Management charges..............................       4.7          4.8           --             --
Changes in stocks of finished goods and work in
  progress......................................      (2.3)         1.7         12.6           (1.3)
Income from fixed asset investments.............      (4.6)        (3.0)          --             --
Other income....................................        --         (1.0)          --           (0.4)
                                                   -------      -------        -----        -------
                                                   1,541.7      1,421.0        597.8        1,622.9
                                                   =======      =======        =====        =======
THE FOLLOWING AMOUNTS ARE INCLUDED ABOVE:
Operating lease rentals:
  plant and machinery...........................       6.3          5.7           --             --
  property......................................       2.1          2.0          2.2            0.6
Auditors' remuneration:
  audit.........................................       0.2          0.2          0.2            0.1
  fees paid to the auditors and their associates
     in respect of other services...............       0.1           --          0.1            0.4
Research and development expenditure............       1.7          1.5          0.4            0.9

     At 26 August 2000, based on evaluation by management of the carrying values of certain assets, additional amounts were provided against trade loans, trade debtors and stock of L17.2 million, L5.3 million and L8.8 million, respectively.

5  STAFF NUMBERS AND COSTS

     The average number of persons employed by the Business (including directors of companies included in the Business and part-time employees) during each of the periods, analysed by category, were as follows:

                                                           PERIOD ENDED
                                       -----------------------------------------------------
                                        2 OCTOBER     26 AUGUST    30 DECEMBER   29 DECEMBER
                                          1999          2000          2000          2001
                                       (53 WEEKS)    (47 WEEKS)    (18 WEEKS)    (52 WEEKS)
                                       -----------   -----------   -----------   -----------
Production...........................     1,917         1,752         1,700         1,659
Sales................................     1,448         1,427         1,422         1,388
Administration.......................       548           497           471           387
                                          -----         -----         -----         -----
                                          3,913         3,676         3,593         3,434
                                          =====         =====         =====         =====

     The aggregate payroll costs of these persons were as follows:

                                                           PERIOD ENDED
                                       -----------------------------------------------------
                                        2 OCTOBER     26 AUGUST    30 DECEMBER   29 DECEMBER
                                          1999          2000          2000          2001
                                       (53 WEEKS)    (47 WEEKS)    (18 WEEKS)    (52 WEEKS)
                                       -----------   -----------   -----------   -----------
                                                          (L IN MILLIONS)
Wages and salaries...................     106.7          94.5         40.7          105.9
Employee profit share scheme.........       2.7           4.2          1.4            4.5
Social security costs................       9.9           9.0          3.9           10.9
Pension costs........................       3.4           5.1          1.0            0.7
                                          -----         -----         ----          -----
                                          122.7         112.8         47.0          122.0
                                          =====         =====         ====          =====

     Directors' remuneration was as follows:

                                                           PERIOD ENDED
                                       -----------------------------------------------------
                                        2 OCTOBER     26 AUGUST    30 DECEMBER   29 DECEMBER
                                          1999          2000          2000          2001
                                       (53 WEEKS)    (47 WEEKS)    (18 WEEKS)    (52 WEEKS)
                                       -----------   -----------   -----------   -----------
                                                          (L IN MILLIONS)
Fees as directors....................      0.8           1.1           0.5           1.4
Other emoluments.....................       --           0.1            --           0.1
Bonuses..............................      0.3           2.2           0.3           0.9
                                           ---           ---           ---           ---
                                           1.1           3.4           0.8           2.4
                                           ===           ===           ===           ===

     The directors' remuneration shown above included:

     Remuneration of highest paid director:

                                                           PERIOD ENDED
                                       -----------------------------------------------------
                                        2 OCTOBER     26 AUGUST    30 DECEMBER   29 DECEMBER
                                          1999          2000          2000          2001
                                       (53 WEEKS)    (47 WEEKS)    (18 WEEKS)    (52 WEEKS)
                                       -----------   -----------   -----------   -----------
                                                          (L IN MILLIONS)
Total emoluments.....................      0.2           1.2           0.2           0.4
Accrued pension at period end........       --           0.1           0.1            --

     All of the directors are accruing retirement benefits under defined benefit schemes.

6  INTEREST PAYABLE

                                                            PERIOD ENDED
                                        -----------------------------------------------------
                                         2 OCTOBER     26 AUGUST    30 DECEMBER   29 DECEMBER
                                           1999          2000          2000          2001
                                        (53 WEEKS)    (47 WEEKS)    (18 WEEKS)    (52 WEEKS)
                                        -----------   -----------   -----------   -----------
                                                           (L IN MILLIONS)
Bass International Holdings BV........       --           0.6           0.5           0.9
Interbrew (UK) Holdings Limited.......       --            --          21.2          44.6
                                           ----           ---          ----          ----
                                             --           0.6          21.7          45.5
                                           ====           ===          ====          ====

7  TAX ON PROFIT ON ORDINARY ACTIVITIES

     UK taxation has been provided on the taxable profit at 30 1/2% in the 53 weeks to 2 October 1999, and 30% in all other periods.

     Overseas taxation has been provided on the taxable profit at 35% in all periods.

                                                            PERIOD ENDED
                                        -----------------------------------------------------
                                         2 OCTOBER     26 AUGUST    30 DECEMBER   29 DECEMBER
                                           1999          2000          2000          2001
                                        (53 WEEKS)    (47 WEEKS)    (18 WEEKS)    (52 WEEKS)
                                        -----------   -----------   -----------   -----------
                                                           (L IN MILLIONS)
UNITED KINGDOM TAXATION
Corporation tax on profits of the
  period..............................     35.3          27.7           2.6          20.3
Share of tax of associated
  undertaking.........................      3.7           3.6           1.6           3.8
Adjustment in respect of previous
  period..............................      0.2          (0.7)           --          (5.3)
                                           ----          ----          ----          ----
                                           39.2          30.6           4.2          18.8
Deferred tax..........................      4.7          (8.9)          5.6          10.1
                                           ----          ----          ----          ----
                                           43.9          21.7           9.8          28.9
                                           ====          ====          ====          ====
OVERSEAS TAXATION
Corporation tax on profits of the
  period..............................       --           0.1           0.1           0.1
Deferred tax..........................       --            --          (0.3)         (0.2)
                                           ----          ----          ----          ----
                                             --           0.1          (0.2)         (0.1)
                                           ====          ====          ====          ====
                                           43.9          21.8           9.6          28.8
                                           ====          ====          ====          ====

     The adjustment made in respect of prior periods in the 52 weeks to 29 December 2001 relates to the agreement, in December 2001, of tax computations relating to periods prior to the acquisition by Interbrew, with Bass and the UK tax authorities.

     Differences between current tax charges for the period and the standard rate of corporation tax in the United Kingdom are explained below:

                                                            PERIOD ENDED
                                         ---------------------------------------------------
                                         2 OCTOBER    26 AUGUST    30 DECEMBER   29 DECEMBER
                                            1999         2000         2000          2001
                                         (53 WEEKS)   (47 WEEKS)   (18 WEEKS)    (52 WEEKS)
                                         ----------   ----------   -----------   -----------
                                                           (L IN MILLIONS)
Profit on ordinary activities before
  taxation.............................    144.7         67.4         26.7          99.4
                                           =====         ====         ====          ====
Actual tax rate........................   30 1/2%          30%          30%           30%
                                           =====         ====         ====          ====
Current tax at actual rate.............     44.1         20.2          8.0          29.8
Effects of:
  Expenses not deductible for tax
     purposes..........................      1.5          2.1          1.3           2.0
  Capital allowances in advance of
     depreciation......................      1.5          3.4          0.5           2.1
  Movement in provisions not taxable in
     period............................     (8.6)         5.0         (6.2)         (8.1)
  Adjustments to tax charge in respect
     of previous periods...............      0.2         (0.7)          --          (5.3)
  Other................................      0.5          0.6          0.6          (1.7)
                                           -----         ----         ----          ----
Total current tax charge...............     39.2         30.6          4.2          18.8
                                           =====         ====         ====          ====

8  TANGIBLE FIXED ASSETS

                                                LAND AND    PLANT AND   FIXTURES AND
                                                BUILDINGS   MACHINERY     FITTINGS     TOTAL
                                                ---------   ---------   ------------   -----
                                                              (L IN MILLIONS)
COST/VALUATION
At 26 September 1998..........................    109.9       444.1        374.2       928.2
Additions.....................................      2.1        20.6         50.5        73.2
Disposals.....................................    (13.2)      (23.4)       (30.3)      (66.9)
Deficit on revaluation........................     (0.1)         --           --        (0.1)
                                                  -----       -----        -----       -----
At 2 October 1999.............................     98.7       441.3        394.4       934.4
Additions.....................................      0.5        15.2         31.7        47.4
Disposals.....................................       --        (0.7)       (69.5)      (70.2)
                                                  -----       -----        -----       -----
At 26 August 2000.............................     99.2       455.8        356.6       911.6
Additions.....................................       --         5.1         11.6        16.7
Disposals.....................................     (0.1)       (0.2)        (1.9)       (2.2)
                                                  -----       -----        -----       -----
At 30 December 2000...........................     99.1       460.7        366.3       926.1
Additions.....................................      0.2        35.0         35.9        71.1
Disposals.....................................     (0.3)       (9.4)        (6.3)      (16.0)
                                                  -----       -----        -----       -----
At 29 December 2001...........................     99.0       486.3        395.9       981.2
                                                  =====       =====        =====       =====

                                                LAND AND    PLANT AND   FIXTURES AND
                                                BUILDINGS   MACHINERY     FITTINGS     TOTAL
                                                ---------   ---------   ------------   -----
                                                              (L IN MILLIONS)
DEPRECIATION
At 26 September 1998..........................     13.9       266.5        283.7       564.1
Charge for period.............................      4.4        27.4         41.4        73.2
On disposals..................................     (3.6)      (21.6)       (28.0)      (53.2)
Surplus on revaluation........................     (0.7)         --           --        (0.7)
                                                  -----       -----        -----       -----
At 2 October 1999.............................     14.0       272.3        297.1       583.4
Charge for period.............................      2.7        24.8         35.7        63.2
On disposals..................................       --        (0.1)       (65.7)      (65.8)
                                                  -----       -----        -----       -----
At 26 August 2000.............................     16.7       297.0        267.1       580.8
Charge for period.............................      1.0        10.5         15.6        27.1
On disposals..................................       --          --         (0.8)       (0.8)
                                                  -----       -----        -----       -----
At 30 December 2000...........................     17.7       307.5        281.9       607.1
Charge for period.............................      2.9        34.2         38.8        75.9
On disposals..................................     (0.1)       (6.1)        (3.7)       (9.9)
                                                  -----       -----        -----       -----
At 29 December 2001...........................     20.5       335.6        317.0       673.1
                                                  =====       =====        =====       =====
NET BOOK VALUE
At 29 December 2001...........................     78.5       150.7         78.9       308.1
At 30 December 2000...........................     81.4       153.2         84.4       319.0
At 26 August 2000.............................     82.5       158.8         89.5       330.8
At 2 October 1999.............................     84.7       169.0         97.3       351.0
At 26 September 1998..........................     96.0       177.6         90.5       364.1
                                                  =====       =====        =====       =====

The net book value of assets held under
  finance
  leases included in the total above was:

At 29 December 2001...........................       --          --           --          --
At 30 December 2000...........................       --          --          3.6         3.6
At 26 August 2000.............................       --          --          4.2         4.2
At 2 October 1999.............................       --          --          5.4         5.4
                                                  =====       =====        =====       =====

     The net book value of land and buildings comprises:

                                           2 OCTOBER   26 AUGUST   30 DECEMBER   29 DECEMBER
                                             1999        2000         2000          2001
                                           ---------   ---------   -----------   -----------
                                                            (L IN MILLIONS)
Land.....................................    11.7        11.7         11.7          11.5
Freehold.................................    71.9        68.5         67.5          65.0
Short leasehold..........................     1.1         2.3          2.2           2.0
                                             ----        ----         ----          ----
                                             84.7        82.5         81.4          78.5
                                             ====        ====         ====          ====

  LAND AND BUILDINGS

     These combined financial statements incorporate valuations performed in the period to 2 October 1999 on the Business's properties, other than short leasehold properties and breweries and maltings, which continue to be stated at cost or previous valuation less accumulated depreciation. The valuations recorded are as advised by independent external valuers and were conducted in accordance with the Appraisal and Valuation Manual of the Royal Institute of Chartered Surveyors. The basis of valuation was existing use value.

  HISTORICAL COST

     The comparable amounts under the historical cost convention for land and buildings would be:

                                           2 OCTOBER   26 AUGUST   30 DECEMBER   29 DECEMBER
                                             1999        2000         2000          2001
                                           ---------   ---------   -----------   -----------
                                                            (L IN MILLIONS)
Cost.....................................    108.6       109.5        109.4         109.4
Depreciation.............................    (32.8)      (36.3)       (38.4)        (39.9)
                                             -----       -----        -----         -----
Net book value...........................     75.8        73.2         71.0          69.5
                                             =====       =====        =====         =====

9  FIXED ASSET INVESTMENTS

                                                        EQUITY
                                                    INVESTMENTS IN
                                                      LISTED AND     INTERESTS IN   TRADE LOANS
                                                       UNLISTED       ASSOCIATED        AND
                                                     INVESTMENTS     UNDERTAKINGS    ADVANCES     TOTAL
                                                    --------------   ------------   -----------   -----
                                                                      (L IN MILLIONS)
COST OR VALUATION
At 26 September 1998..............................        6.0            22.9          265.7      294.6
Additions/loans advanced..........................        0.8              --           44.0       44.8
Share of retained profit of associates............         --             8.5             --        8.5
Dividends received................................         --            (8.2)            --       (8.2)
Disposals/repayments..............................       (2.5)             --          (78.3)     (80.8)
                                                         ----           -----          -----      -----
At 2 October 1999.................................        4.3            23.2          231.4      258.9
Additions/loans advanced..........................         --              --           55.8       55.8
Share of retained profit of associates............         --             8.4             --        8.4
Dividends received................................         --           (13.0)            --      (13.0)
Repayments........................................         --              --          (96.6)     (96.6)
                                                         ----           -----          -----      -----
At 26 August 2000.................................        4.3            18.6          190.6      213.5
Additions/loans advanced..........................         --              --           12.9       12.9
Share of retained profit of associates............         --             3.8             --        3.8
Dividends received................................         --            (0.5)            --       (0.5)
Repayments........................................         --              --          (18.8)     (18.8)
Write offs........................................         --              --           (4.7)      (4.7)
                                                         ----           -----          -----      -----
At 30 December 2000...............................        4.3            21.9          180.0      206.2
Additions/loans advanced..........................        3.5              --           24.7       28.2
Share of retained profit of associates............         --             8.9             --        8.9
Dividends received................................         --            (7.4)            --       (7.4)
Disposals/repayments..............................       (1.1)             --          (46.7)     (47.8)
Write offs........................................         --              --           (2.8)      (2.8)
                                                         ----           -----          -----      -----
At 29 December 2001...............................        6.7            23.4          155.2      185.3
                                                         ====           =====          =====      =====

                                                        EQUITY
                                                    INVESTMENTS IN
                                                      LISTED AND     INTERESTS IN   TRADE LOANS
                                                       UNLISTED       ASSOCIATED        AND
                                                     INVESTMENTS     UNDERTAKINGS    ADVANCES     TOTAL
                                                    --------------   ------------   -----------   -----
                                                                      (L IN MILLIONS)
PROVISION FOR DIMINUTION IN VALUE
At 26 September 1998..............................        1.4              --           29.8       31.2
Charge for period.................................        0.2              --            7.4        7.6
On disposals/repayments...........................       (0.4)             --          (10.2)     (10.6)
                                                         ----           -----          -----      -----
At 2 October 1999.................................        1.2              --           27.0       28.2
Charge for period.................................         --              --           24.6       24.6
Write-offs........................................         --              --          (14.7)     (14.7)
                                                         ----           -----          -----      -----
At 26 August 2000.................................        1.2              --           36.9       38.1
Charge for period.................................        1.0              --            0.6        1.6
Write-offs........................................         --              --           (4.7)      (4.7)
                                                         ----           -----          -----      -----
At 30 December 2000...............................        2.2              --           32.8       35.0
Charge for period.................................         --              --            0.9        0.9
Write-offs........................................         --              --           (2.8)      (2.8)
                                                         ----           -----          -----      -----
At 29 December 2001...............................        2.2              --           30.9       33.1
                                                         ====           =====          =====      =====
NET BOOK VALUE
At 29 December 2001...............................        4.5            23.4          124.3      152.2
At 30 December 2000...............................        2.1            21.9          147.2      171.2
At 26 August 2000.................................        3.1            18.6          153.7      175.4
At 2 October 1999.................................        3.1            23.2          204.4      230.7
At 26 September 1998..............................        4.6            22.9          235.9      263.4
                                                         ====           =====          =====      =====

     The aggregate market value of listed investments included above was:

                                                               (L IN MILLIONS)
At 29 December 2001.........................................         0.6
At 30 December 2000.........................................         1.2
At 26 August 2000...........................................         1.3
At 2 October 1999...........................................         1.3
                                                                     ===

     Details of the interests in associated undertakings were as follows:

                            COUNTRY OF REGISTRATION                PROPORTION OF     NATURE OF
                                 AND OPERATION         HOLDING     VOTING RIGHTS      BUSINESS
                            -----------------------    -------     -------------     ---------
Tradeteam Limited.........   England and Wales         Ordinary        49.9%        Distribution
                                                                                      of beer
Grolsch UK Limited........   England and Wales         Ordinary          49%        Distribution
                                                                                      of beer

10  STOCKS

                                           2 OCTOBER   26 AUGUST   30 DECEMBER   29 DECEMBER
                                             1999        2000         2000          2001
                                           ---------   ---------   -----------   -----------
                                                            (L IN MILLIONS)
Raw materials............................    21.1        16.3         20.8          20.9
Consumable stores........................    20.8        11.2         25.5          34.2
Work in progress.........................     6.5         7.2          7.3           6.6
Finished goods and goods for resale......    40.0        41.0         28.3          30.3
                                             ----        ----         ----          ----
                                             88.4        75.7         81.9          92.0
                                             ====        ====         ====          ====

     The estimated replacement costs of stocks is not materially different from the above carrying values.

11  DEBTORS (NET)

                                                   2 OCTOBER   26 AUGUST   30 DECEMBER   29 DECEMBER
                                                     1999        2000         2000          2001
                                                   ---------   ---------   -----------   -----------
                                                                    (L IN MILLIONS)
Trade debtors....................................    185.2       235.6        275.8         291.1
Amounts due from other Bass/Interbrew
  businesses.....................................     76.2        80.0         41.3          29.1
Amounts owed by associated undertakings..........      4.6         3.4          4.9           7.8
Prepayments and accrued income...................     11.3        18.5         25.0          31.1
Other debtors....................................      7.9        12.5          3.7          13.8
                                                     -----       -----        -----         -----
                                                     285.2       350.0        350.7         372.9
                                                     =====       =====        =====         =====

All amounts are due within one year and are
  stated net of allowances for doubtful debts of:
                                                       6.4        13.4         12.8          14.4
                                                     =====       =====        =====         =====

12  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                   2 OCTOBER   26 AUGUST   30 DECEMBER   29 DECEMBER
                                                     1999        2000         2000          2001
                                                   ---------   ---------   -----------   -----------
                                                                    (L IN MILLIONS)
Obligations under finance lease and hire purchase
  contracts......................................      1.0          --           --            --
Trade creditors..................................     36.1        56.3         42.0          42.6
Amounts owed to other Bass/Interbrew
  businesses.....................................      0.4         6.3         20.0           0.1
Amounts owed to associated undertakings..........      7.5        18.0          8.7          10.4
Corporation tax..................................     50.7        19.0         15.2           9.6
Other taxation and social security...............     79.6        74.8        108.8         113.1
Accruals.........................................    116.5       124.7        120.5         148.9
                                                     -----       -----        -----         -----
                                                     291.8       299.1        315.2         324.7
                                                     =====       =====        =====         =====

13  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR (AFFILIATES)

                                                   2 OCTOBER   26 AUGUST   30 DECEMBER   29 DECEMBER
                                                     1999        2000         2000          2001
                                                   ---------   ---------   -----------   -----------
                                                                    (L IN MILLIONS)
Loan from Bass International Holdings BV.........      9.9         9.9          9.9           9.9
Long-term financing due to Bass PLC..............    931.9       816.1           --            --
Long-term financing due to Interbrew.............       --          --        770.5         682.0
                                                     -----       -----        -----         -----
                                                     941.8       826.0        780.4         691.9
                                                     =====       =====        =====         =====
Average balance on long term financing due to
  Bass/Interbrew during the period...............    932.1       824.4        795.5         727.4
                                                     =====       =====        =====         =====

     The L9.9 million loan from Bass is interest bearing and repayable in full to Bass International Holdings BV in October 2005.

     As described in note 1 to the combined financial statements, prior to 26 August 2000, long term financing represents amounts advanced to the Business by its parent undertaking. Prior to 26 August 2000, no interest was charged on these amounts or repayments formally scheduled by Bass PLC. After this date, Interbrew charged the Business interest based on the rate charged by Interbrew's external debt providers and a formal schedule of repayments was adopted. The average interest rates charged for the periods ended 30 December 2000 and 29 December 2001 were 6.9% and 6.1%, respectively.

14  PROVISIONS FOR LIABILITIES AND CHARGES

                                                                                      VACANT
                                                                                    LEASEHOLD
                                                        DEFERRED                     PROPERTY
                                                        TAXATION   REORGANISATION   PROVISIONS   TOTAL
                                                        --------   --------------   ----------   -----
                                                                       (L IN MILLIONS)
At 26 September 1998..................................    27.8          10.9            1.2      39.9
Utilised during period................................      --          (8.3)          (0.4)     (8.7)
Charge for the period.................................     4.7            --            0.2       4.9
                                                          ----          ----           ----      ----
At 2 October 1999.....................................    32.5           2.6            1.0      36.1
Utilised during period................................      --          (2.4)          (0.2)     (2.6)
Charge for the period.................................    (8.9)           --            1.9      (7.0)
                                                          ----          ----           ----      ----
At 26 August 2000.....................................    23.6           0.2            2.7      26.5
Utilised during period................................      --          (0.2)            --      (0.2)
Charge for the period.................................     5.6           2.9            0.2       8.7
                                                          ----          ----           ----      ----
At 30 December 2000...................................    29.2           2.9            2.9      35.0
Utilised during period................................      --          (2.1)          (0.5)     (2.6)
Charge for the period.................................    10.1          (0.1)           0.6      10.6
                                                          ----          ----           ----      ----
At 29 December 2001...................................    39.3           0.7            3.0      43.0
                                                          ====          ====           ====      ====

     Provisions for reorganisation at 26 September 1998 and at 2 October 1999 relate to the costs of integrating a brewery purchased from a competitor in previous periods into the Business. Reorganisation provisions made during the period to 30 December 2000 relate to a reorganisation at the Cape Hill brewery.

     The amounts provided for deferred taxation are set out below:

                                           2 OCTOBER   26 AUGUST   30 DECEMBER   29 DECEMBER
                                             1999        2000         2000          2001
                                           ---------   ---------   -----------   -----------
                                                            (L IN MILLIONS)
Differences between accumulated
  depreciation and amortisation and
  capital allowances.....................    28.1        23.6         23.1          22.2
Other timing differences.................     4.4          --          6.1          17.1
                                             ----        ----         ----          ----
                                             32.5        23.6         29.2          39.3
                                             ====        ====         ====          ====

15  CONTINGENT LIABILITIES

     Interbrew UK Holdings Limited and its subsidiaries have access to borrowings under a Facility Agreement made between Interbrew SA, ABN AMRO Bank NV and others (the "Facility Agreement"). Funds available under the Facility Agreement comprised principally funds used by Interbrew to finance the acquisition of Carling Brewers, along with other businesses, from Bass PLC, as well as a working capital facility of L100.0 million. Funds in respect of the Facility Agreement were only available to the Business under the period of Interbrew's ownership.

     The Business has provided guarantees and indemnities in relation to the borrowings of Interbrew UK Holdings Limited and its subsidiaries under the Facility Agreement.

     Amounts drawn down under the Facility Agreement by Interbrew UK Holdings Limited and its subsidiaries were L898.0 million at 30 December 2000 and L772.5 million at 29 December 2001. The guaranteed amounts outstanding at the end of each period in respect of the working capital facility was Lnil in all periods.

     The shares of Bass Holdings Limited have been pledged to ABN AMRO as security in relation to the Facility Agreement.

16  COMMITMENTS

     (a) Capital commitments at the end of the period, for which no provision has been made, are as follows:

                                              2 OCTOBER   26 AUGUST   30 DECEMBER   29 DECEMBER
                                                1999        2000         2000          2001
                                              ---------   ---------   -----------   -----------
                                                               (L IN MILLIONS)
Contracted expenditure on plant and
  machinery.................................     6.9         5.3          2.5           2.4
                                                 ===         ===          ===           ===

     (b) Annual commitments under non-cancellable operating leases are as follows:

                                   2 OCTOBER 1999      26 AUGUST 2000     30 DECEMBER 2000    29 DECEMBER 2001
                                  -----------------   -----------------   -----------------   -----------------
                                  LAND AND            LAND AND            LAND AND            LAND AND
                                  BUILDINGS   OTHER   BUILDINGS   OTHER   BUILDINGS   OTHER   BUILDINGS   OTHER
                                  ---------   -----   ---------   -----   ---------   -----   ---------   -----
                                                                 (L IN MILLIONS)
Operating leases which expire:
  Within one year...............      --       0.3        --       0.3        --       --         --       --
  In the second to fifth years
     inclusive..................     0.1       0.4       0.3       0.4       0.3       --        0.2       --
  Over five years...............     3.0        --       2.9        --       2.8       --        2.8       --
                                     ---       ---       ---       ---       ---       --        ---       --
                                     3.1       0.7       3.2       0.7       3.1       --        3.0       --
                                     ===       ===       ===       ===       ===       ==        ===       ==

17  PENSION SCHEME

     Until 26 August 2000, the Business was owned by Bass PLC and participated in the Bass Pension Plan and the Bass Executive Pension Plan (the "Bass Plans"). The costs charged in the combined financial statements for periods prior to this date equal the contributions paid into the Bass Plans by the Business.

     The Business continued to participate in the Bass Plans until 30 November 2000 but took over the cost of providing benefits from 26 August 2000. With effect from 1 December 2000, employees were permitted to accrue pension benefits in the newly established Bass Brewers Pension Plan (the "Plan") on the same terms which previously applied under the Bass Plans. These plans are all tax-approved defined benefit schemes providing benefits based on final pensionable earnings. In addition to the tax-approved plan, the company also operates an unfunded unapproved top-up plan to provide pension and death benefits for earnings in excess of the Earnings Cap.

     The cost of benefits granted in the Plan are charged to the profit and loss account so as to spread the cost of benefits over employees' working lives.

     A funding valuation of the Plan was carried out as at 1 May 2001 by an independent, professionally qualified actuary using the Projected Unit method. The principal actuarial assumptions adopted for the initial valuation were based on prevailing financial conditions at the valuation date as follows:

Discount rate used for pre-retirement liabilities...........          7.07%
Discount rate used for post-retirement liabilities..........          5.57%
Rate of increase in salaries................................          3.87%
Rate of increase in pensions in payment.....................          2.37%
Inflation assumption........................................          2.37%
Assets......................................................   100% of market value

     The results of this valuation showed the estimated market value of the assets to be L975m representing 110% of the benefits that had accrued to members after allowing for expected future increases in earnings. Until the results of the first formal valuation are known the Business has agreed to pay contributions at the following rates:-

          (a) in respect of Section I-III members (directors and management) @ 19.2% of Pensionable Earnings; and

          (b) in respect of Section IV members (other employees) @ 4.0% of Pensionable Earnings.

     The cost of providing these benefits was:

                                                            PERIOD ENDED
                                         ---------------------------------------------------
                                         2 OCTOBER    26 AUGUST    30 DECEMBER   29 DECEMBER
                                            1999         2000         2000          2001
                                         (53 WEEKS)   (47 WEEKS)   (18 WEEKS)    (52 WEEKS)
                                         ----------   ----------   -----------   -----------
                                                           (L IN MILLIONS)
Contributions paid.....................     3.4          3.4            --            --
Regular cost...........................      --           --           5.2          10.0
Variation..............................      --           --          (4.2)         (9.3)
                                            ---          ---          ----          ----
                                            3.4          3.4           1.0           0.7
                                            ===          ===          ====          ====

     The pension cost variation in the period ended 30 December 2000 represents the amortisation of the surplus in the Bass Plans attributed to the Business. The surplus is spread over the estimated average remaining service lives of the Bass Plan's members of 14 years. The mortgage method of allocation has been used. This variation was recalculated to take into account the interim valuation discussed above as at 1 May

2001 and subsequently amortised using the same method, and the assumption that the average remaining service life of the Plan's members was 10 years.

     The pension prepayment was:

                                                                 AS AT
                                           -------------------------------------------------
                                           2 OCTOBER   26 AUGUST   30 DECEMBER   29 DECEMBER
                                             1999        2000         2000          2001
                                           ---------   ---------   -----------   -----------
                                                            (L IN MILLIONS)
Prepayment...............................      --          --          4.2          14.7
                                             ====        ====          ===          ====

  ADDITIONAL DISCLOSURE REQUIREMENTS UNDER FRS 17 "RETIREMENT BENEFITS"

     An accounting valuation of the Bass Brewers Pension Plan was carried out as at 1 October 2001, and updated to 29 December 2001 using a set of assumptions consistent with those required under FRS 17. The resulting surplus was assessed by management in accordance with the advice of a qualified actuary.

     The major actuarial assumptions used in performing the valuation were:

                                                               29 DECEMBER 2001
                                                               ----------------
Rate of increase in salaries................................         3.95%
Rate of increase in pensions in payment.....................         2.45%
Discount rate...............................................         6.19%
Inflation assumption........................................         2.45%

     The net pension asset which would be recognised in the Business's balance sheet as at 29 December 2001 if the full requirements of FRS 17 had been early adopted as at 29 December 2001 in full would be as follows:

                                                           EXPECTED RATE
                                                             OF RETURN     29 DECEMBER 2001
                                                           -------------   ----------------
                                                                                  LM
Equities.................................................      8.00%            616.9
Bonds....................................................      5.50%            269.2
                                                                                -----
Total market value of assets.............................      7.25%            886.1
Present value of liabilities.............................                       839.4
                                                                                -----
Surplus in the scheme....................................                        46.7
                                                                                =====

     Had the full requirements of FRS 17 been early adopted as at 29 December 2001 the net balance sheet asset would be L32.7m after applying deferred tax at 30%.

     The transitional disclosure requirements of FRS 17 are only effective for accounting periods ending on or after 22 June 2001. Accordingly, no disclosure has been given above for periods ending prior to this date.

18  RECONCILIATIONS OF OPERATING PROFIT TO OPERATING CASH FLOWS

                                                                    PERIOD ENDED
                                                 ---------------------------------------------------
                                                 2 OCTOBER    26 AUGUST    30 DECEMBER   29 DECEMBER
                                                    1999         2000         2000          2001
                                                 (53 WEEKS)   (47 WEEKS)   (18 WEEKS)    (52 WEEKS)
                                                 ----------   ----------   -----------   -----------
                                                                   (L IN MILLIONS)
Operating profit...............................    131.3         54.8          41.2         128.7
Depreciation and gains and losses on sale, of
  tangible fixed assets........................     71.1         62.9          27.1          76.3
Provisions against fixed asset investments and
  trade loans..................................      7.6         24.6           1.6           0.9
Provisions made during the period..............      0.2          1.9           3.1           0.5
Provisions expended during the period..........     (8.7)        (2.6)         (0.2)         (2.6)
Decrease/(increase) in stocks..................      5.5         12.7          (6.2)        (10.1)
Decrease/(increase) in debtors.................     10.9        (56.6)        (11.3)        (30.6)
(Decrease)/increase in creditors...............    (59.4)        34.1           4.1          33.7
                                                   -----        -----         -----         -----
NET CASH INFLOW FROM OPERATING ACTIVITIES......    158.5        131.8          59.4         196.8
                                                   =====        =====         =====         =====

19  ANALYSIS OF NET DEBT

                                   AT               AT               AT               AT               AT
                                 26 SEPT   CASH   2 OCT    CASH    26 AUG   CASH    30 DEC   CASH    29 DEC
                                  1998     FLOW    1999    FLOW     2000    FLOW     2000    FLOW     2001
                                 -------   ----   ------   -----   ------   -----   ------   -----   ------
                                                              (L IN MILLIONS)
Cash in hand and at bank.......    15.1    20.4     35.5    14.0     49.5     4.2     53.7   (13.9)    39.8
Liquid resources...............    26.0      --     26.0     2.3     28.3     0.2     28.5    (8.5)    20.0
Finance leases due within one
  year.........................    (2.2)    1.2     (1.0)    1.0       --      --       --      --       --
Short term financing from other
  Interbrew businesses.........      --      --       --      --       --   (20.0)   (20.0)   20.0       --
Loan from other Bass
  businesses...................      --    (9.9)    (9.9)     --     (9.9)     --     (9.9)     --     (9.9)
Long term finance from
  Bass/Interbrew...............  (932.4)    0.5   (931.9)  115.8   (816.1)   45.6   (770.5)   88.5   (682.0)
                                 ------    ----   ------   -----   ------   -----   ------   -----   ------
TOTAL..........................  (893.5)   12.2   (881.3)  133.1   (748.2)   30.0   (718.2)   86.1   (632.1)
                                 ======    ====   ======   =====   ======   =====   ======   =====   ======

     Liquid resources comprises loans made to other Bass/Interbrew undertakings which are repayable on demand. These amounts are included within "Amounts due from other Bass/Interbrew businesses" in note 11 above.

     Short term financing from group undertakings comprises short term loans made between Interbrew businesses to cover short term working capital requirements. These amounts are included within "Amounts owed to other Bass/Interbrew businesses" in note 12 above.

20  RELATED PARTY DISCLOSURES

     During the periods included in the combined financial statements, the Business entered into a number of transactions with its parent undertakings, with other companies sharing the same parent undertakings and with associated undertakings.

     Information regarding similar transactions with associated undertakings and Bass/Interbrew undertakings other than the parent undertaking have been aggregated below, as allowed by FRS 8 "Related Parties". Details of period end balances are given in notes 11, 12 and 13.

                                                            PERIOD ENDED
                                         ---------------------------------------------------
                                         2 OCTOBER    26 AUGUST    30 DECEMBER   29 DECEMBER
                                            1999         2000         2000          2001
                                         (53 WEEKS)   (47 WEEKS)   (18 WEEKS)    (52 WEEKS)
                                         ----------   ----------   -----------   -----------
                                                           (L IN MILLIONS)
OTHER BASS/INTERBREW UNDERTAKINGS:
Sales of goods and services............    303.5        278.4         37.4           72.0
Purchases of goods and services........     37.5         36.4          3.4           20.5
Interest charged to the Business.......       --          0.6          0.5            0.9
Interest charged by the Business.......      1.2          1.2          0.3            1.4
ASSOCIATED UNDERTAKINGS:
Sales of goods and services............     21.9         20.6          7.4           32.5
Purchases of goods and services........    117.0        114.2         44.3          124.8

     Under the period of Bass PLC ownership, management charges were levied on the Business. These are discussed in note 1 to the combined financial statements. Amounts owed to Bass PLC at 2 October 1999 and 26 August 2000 and average balances for the periods are detailed in note 13 in the combined financial statements.

     Under the period of Interbrew ownership, the Business was charged interest of L44.6 million in the 52 weeks to 29 December 2001 and L21.2 million in the 18 weeks to 30 December 2000. Details of long term financing from the immediate parent company, Interbrew UK Holdings Limited, are given in note 13 to the combined financial statements.

21  RECONCILIATION TO US GAAP

     The accompanying combined financial statements are presented in accordance with UK GAAP, which differs in certain significant respects from US GAAP. The significant differences that affect net income and net investment of the Business are set forth below:

                                                                 PERIOD ENDED
                                                    ---------------------------------------
                                                     26 AUGUST    30 DECEMBER   29 DECEMBER
                                                       2000          2000          2001
                                             NOTE   (47 WEEKS)    (18 WEEKS)    (52 WEEKS)
                                             ----   -----------   -----------   -----------
                                                                (L IN MILLIONS)
RECONCILIATION OF NET INCOME FROM UK GAAP
  TO US GAAP:
Net income as reported in the combined
  Profit and Loss Accounts under UK
  GAAP:....................................             45.6          17.1           70.6
  New basis of accounting..................    (a)        --         (18.6)         (56.2)
  Pensions.................................    (b)        --           8.2           13.9
  Stock Compensation.......................    (c)      (1.3)         (0.6)          (0.3)
  Restructuring provisions.................    (d)      (2.5)          2.9           (2.9)
  Fixed asset revaluation..................    (e)       1.0            --             --
  Other....................................    (f)      (0.1)          1.0             --
  Deferred taxes -- effect of above
     differences...........................    (g)       0.5           0.3            6.3
                                                       -----         -----       --------
Net income in accordance with US GAAP......             43.2          10.3           31.4
                                                       =====         =====       ========

                                                      26 AUGUST   30 DECEMBER   29 DECEMBER
                                               NOTE     2000         2000          2001
                                               ----   ---------   -----------   -----------
                                                                 (L IN MILLIONS)
RECONCILIATION OF NET INVESTMENT FROM UK GAAP
  TO US GAAP:
Net investment as reported in the Combined
  Balance Sheets under UK GAAP...............          (170.2)       (154.1)        (94.6)
  New basis of accounting....................   (a)        --       1,338.2       1,282.0
  Pensions...................................   (b)        --           8.2          22.1
  Restructuring provisions...................   (d)        --           2.9            --
  Fixed asset revaluation....................   (e)      (9.3)           --            --
  Other......................................   (f)      (1.0)           --            --
  Deferred taxes -- effect of above
     differences.............................   (g)       1.1           0.3           6.6
                  -- UK to US GAAP
     differences.............................   (g)       1.7            --            --
                                                       ------       -------       -------
Net investment in accordance with US GAAP....          (177.7)      1,195.5       1,216.1
                                                       ======       =======       =======

  (a) NEW BASIS OF ACCOUNTING

     Interbrew acquired the brewing businesses of Bass PLC, including the assets and liabilities of the Business, on 26 August 2000 for L2,416.0 million (including acquisition expenses). A new basis of accounting was established in the consolidated financial statements of Interbrew, reflecting the fair values of acquired assets and liabilities. UK GAAP reflects the new basis of accounting in group consolidated financial statements but does not allow the new basis to be reflected in the underlying books and records of the acquired entities.

     Under US GAAP, the combined financial statements of the Business for periods after 26 August 2000 should reflect the new basis of accounting established for the Business' assets and liabilities based upon the fair values at 26 August 2000 of the respective assets acquired and liabilities assumed by Interbrew SA, as summarised below:

                                                            HISTORICAL    FAIR     USEFUL
                                                               COST       VALUE     LIFE
                                                            ----------   -------   -------
                                                                LM         LM      (YEARS)
Intangible fixed assets (including goodwill)..............       --      1,185.4   3 - 40
Property, plant and equipment.............................    309.8        410.0   3 - 50
Land......................................................     11.7         32.7       --
Trade loans...............................................    153.7        153.7       --
Other investments.........................................      2.1          2.1       --
Associate undertakings....................................     18.6         18.6       --
Inventory.................................................     75.7         77.1       --
Other working capital.....................................    100.4        100.4       --
Pension scheme surplus....................................       --        314.4       --
Loans.....................................................     (9.9)        (8.2)      --
Other provisions..........................................     (2.9)        (2.3)      --
Deferred taxes............................................    (20.8)      (281.2)      --
                                                              -----      -------
                                                              638.4      2,002.7
                                                              =====      =======

     As a result of the new basis of accounting, net assets were increased and additional charges are reflected under US GAAP in the reconciliation of net income, principally for the effects of increases in depreciation or amortisation expense of tangible and intangible fixed assets including goodwill. The effects of pensions, fixed asset revaluations and deferred taxes are described in notes (b), (e) and (g) respectively.

  (b) PENSIONS

     Under UK GAAP (SSAP 24 "Accounting for Pension Costs") the basis of valuation of both pension plan assets and liabilities is not prescribed to the same degree as under US GAAP, although there are some basic minimum requirements.

     The profit and loss charge ("pension cost") is determined as the cost of accruing benefits ("regular cost") together with an adjustment reflecting any surplus or deficit not reflected on the balance sheet. This aims to spread the unrecognised actuarial surplus or deficit over the remaining lives of employees. There is no requirement for annual valuations and generally the latest formal actuarial valuation is used which is usually no more than three years prior to the balance sheet date.

     Under US GAAP defined benefit pension plan accounting, plan assets are valued on a market related basis and liabilities are valued under a specified actuarial methodology, including market related valuation assumptions. Changes in the funding status not reflected in the balance sheet that fall outside a 10% corridor are recognised systematically and gradually over subsequent periods. The valuation must be as of the balance sheet date or at a date not more than three months prior to the balance sheet date.

     For the period ended 26 August 2000, the Business participated in Bass PLC group pension plans. This has been treated as participation in a multi employer plan for UK GAAP whereby the charge to the income statement equals the contributions paid. The impact on net investment and net income would be the same under US GAAP.

     Under US GAAP, the opening fair value of the plan surplus at 26 August 2000 has been reflected in the new basis of accounting in note (a). Subsequent to the acquisition by Interbrew, the Bass Brewers Pension Plan was established. The participation of the Business in this plan is recorded as participation in a defined benefit plan.

  (c) STOCK BASED COMPENSATION

     For the period ended 26 August 2000 certain of the employees of the Business participated in stock option schemes operated by the then parent company, Bass PLC. These were the Executive Share Option Scheme and the Employee Share Save Scheme (an Inland Revenue approved SAYE scheme). For the periods ended 30 December 2000 and 29 December 2001 employees participated in schemes operated by the new parent company, Interbrew SA. These were the Interbrew Share Option Scheme and the Employee Share Participation Plan.

     Under UK GAAP (UITF 17), a charge is made to the profit and loss account of the parent company only, for stock based compensation schemes (share option schemes and share purchase plans) established in the stock of the parent company. This charge, which is not recorded in the accounts of the subsidiaries where the beneficiaries are employed, is based on the intrinsic value at the date of grant. Intrinsic value is calculated as the difference between the market price and the exercise price. Inland Revenue approved Save As You Earn ("SAYE") schemes are exempt from the requirements of UITF 17.

     Under US GAAP, companies have the option of accounting for stock based compensation under FAS 123 ("Accounting for Stock-Based Compensation") or APB 25 ("Accounting for Stock Issued to Employees"). The Business has chosen to calculate such costs under APB 25.

     Under APB 25 the compensation expense is calculated with reference to the intrinsic value at the measurement date. For fixed plans the measurement date is the grant date. Variable plans (principally options with performance criteria) require re-measurement every period until the number of shares and exercise price are known. For both fixed and variable schemes, compensation expense is generally recognised over the period from grant to vesting. Compensation expense relating to options granted in the stock of the parent company is reflected in the financial statements of the subsidiary where the beneficiaries are employed.

  (d) PROVISIONS FOR RESTRUCTURING

     Under UK GAAP, provisions for restructuring can be recognised once the company is demonstrably committed to the restructuring plan. Under US GAAP, the recognition criteria for restructuring provisions is more stringent as it requires a number of prescribed conditions to be met before a liability can be recorded. Therefore, timing differences may arise between the UK GAAP and US GAAP on the recognition of a restructuring liability.

  (e) FIXED ASSET REVALUATION

     Under UK GAAP, prior to FRS 15 ("Tangible Fixed Assets"), companies were permitted, from time to time, at the discretion of the Directors, to revalue certain fixed assets (usually land and buildings). Under US GAAP, the revaluation of such assets is not permitted.

  (f) OTHER

     Other differences include the net adjustment for differences between UK GAAP and US GAAP for items which are insignificant for Carling Brewers, including items such as capitalised interest and valuation of marketable securities.

  (g) DEFERRED TAXES

     Under UK GAAP, following the adoption of Financial Reporting Standard 19, "Deferred Tax", deferred taxes are accounted for on all timing differences, taking into account the before tax consequences of transactions and events recognised on the financial statements of the current and previous periods. Under US GAAP, deferred taxes are accounted for on all temporary differences, providing for the effect of differences between the accounting and tax measurement of assets and liabilities.

     Under both UK and US GAAP a valuation adjustment is established in respect of those deferred tax assets where it is more likely than not that some portion will not be realised.

     Deferred taxes have been provided at 30% on all temporary differences on relevant US GAAP adjustments shown in the reconciliation above.

  (h) CASH FLOW STATEMENTS

     The principal difference between UK GAAP cash flow statements (under Financial Reporting Standard 1 (revised 1996) "Cash Flow Statements" (FRS 1 revised)) and US GAAP cash flow statements (Statement of Financial Accounting Standards No. 95 "Statement of Cash Flows" (SFAS 95)) is in respect of classification. Under UK GAAP, cash flows are presented separately for operating activities, dividends from joint ventures and associates, returns on investment and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. US GAAP only requires three categories of cash flow activity being operating, investing and financing.

     Cash flows arising from dividends from joint ventures and associates (unconsolidated affiliates), taxation and returns on investments and servicing on finance under UK GAAP would be included as operating activities under US GAAP. Capital expenditures and financial investments would be included as investing activities under US GAAP and equity dividends paid would be classified as a financing activity under US GAAP.

     A condensed cash flow statement under US GAAP is as follows:

                                                                 PERIOD ENDED
                                                    --------------------------------------
                                                    26 AUGUST    30 DECEMBER   29 DECEMBER
                                                       2000         2000          2001
                                                    (47 WEEKS)   (18 WEEKS)    (52 WEEKS)
                                                    ----------   -----------   -----------
                                                        LM           LM            LM
Operating activities..............................     86.6          40.5         143.1
Investing activities..............................    (16.6)         (9.5)        (45.9)
Financing activities..............................    (56.0)        (26.8)       (111.1)
                                                      -----         -----        ------
Increase/(decrease) in cash and cash
  equivalents.....................................     14.0           4.2         (13.9)
Cash and cash equivalents at beginning of the
  period under US GAAP............................     35.5          49.5          53.7
                                                      -----         -----        ------
Cash and cash equivalents at the end of the period
  under US GAAP...................................     49.5          53.7          39.8
                                                      =====         =====        ======

22  COMPANIES AND OPERATIONS

  (A) PARENT COMPANY OF THE BUSINESS AS AT 29 DECEMBER 2001:

% OWNED    COUNTRY             UNIT NAME
-------    -------             ---------
  n/a      England             Interbrew UK Holdings Limited

  (B) PRINCIPAL COMPANIES INCLUDED IN THE BUSINESS AS AT 29 DECEMBER 2001:

% OWNED    COUNTRY             UNIT NAME
-------    -------             ---------
  100      England             Bass Holdings Limited
  100      England             Bass Brewers Limited
  100      England             Bass Brewers Car Leasing Limited
  100      England             Tennent Caledonian Breweries Limited
  100      Netherlands         BHR (International) BV
  100      Netherlands         Bass Brewers (IP) BV

  (C) ASSOCIATED COMPANIES INCLUDED IN THE BUSINESS AS AT 29 DECEMBER 2001:

% OWNED        COUNTRY         UNIT NAME
-------        -------         ---------
49.9       England             Tradeteam Limited
49         England             Grolsch UK Limited

  (D) DORMANT SUBSIDIARY COMPANIES INCLUDED IN THE BUSINESS AS AT 29 DECEMBER 2001:

% OWNED    COUNTRY             UNIT NAME
-------    -------             ---------
  100      England             The Anchorage (Swansea Marina) Limited
  100      England             Bass Branded Drinks Limited
  100      England             Bass Finance Number Six Limited
  100      England             Bass International Brewers Limited
  100      England             Different World Drinks Company Limited
  100      England             Bass Maltings Limited
  100      England             Bass Mitchells And Butlers Limited
  100      England             Carling Brewers Limited
  100      England             Bass North Limited
  100      England             Bass And Tennent Sales Limited
  100      England             Bass Wales & West Limited
  100      England             Bass Worthington Limited
  100      England             Caffrey's Limited
  100      England             The Carling Brewing Company Limited
  100      England             Charrington & Company Limited
  100      England             Hof Inns Limited
  100      England             Mitchells And Butlers Limited
  100      England             Sixty Five Cannon Street Limited
  100      England             Barbox Limited
  100      England             Bass Sponsorships Limited
  100      England             ARC Brewing Company Limited
  100      England             Welsh Brewers Limited
  100      England             William Stones Limited
  100      Scotland            Standard Taverns Limited
  100      England             Pubs247 Limited
  100      Scotland            J G Thomson & Co. Limited
  100      Scotland            Carling Brewers Export Limited
  100      England             Prague Breweries Limited
  100      England             The Premium Beer Company Limited
  100      England             International Beer Importers Limited
  100      Northern Ireland    Thomas Caffrey Brewing Company Limited
  100      Scotland            Friendly Taverns Limited
  100      Scotland            Savalot (Scotland) Limited

23  SUBSEQUENT EVENTS

     On 2 February 2002, Adolph Coors Company purchased the entire issued share capital of Bass Holdings Limited, as well as certain brands held by other subsidiaries of Interbrew.

     Subsequent to this transaction, on 21 March 2002 management announced their intention to close the Cape Hill brewery

     On 25 February 2002, the majority of the Business's car fleet was sold to a third party who have subsequently leased the vehicles back to the Business. Vehicles with a net book value of L8.6 million were disposed of at market value of L7.6 million.